UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Comverge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	22-3543611
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, Suit 190

East Hanover, New Jersey 07936

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, par value $0.001 per share	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities act registration statement file number to which this form relates: 333-137813

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.001 par value per share, of Comverge, Inc. (the “Company”) under the heading “Description of Capital Stock” contained in the Company’s registration statement on Form S-1, as amended (File No. 333-137813) and initially filed with the Securities and Exchange Commission on October 5, 2006, is incorporated herein by reference and shall be deemed a part hereof.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-137813), initially filed with the Securities and Exchange Commission on October 5, 2006 and as subsequently amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Form of Fifth Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	Form of Second Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 5, 2007

COMVERGE, INC.

By:	/s/ T. Wayne Wren
Name:	T. Wayne Wren
Title:	Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-137813), initially filed with the Securities and Exchange Commission on October 5, 2006 and as subsequently amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Form of Fifth Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	Form of Second Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).